       As filed with the Securities and Exchange Commission on May 25, 2001.
                                                       Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                                 NCO GROUP, INC.
             (Exact name of Registrant as specified in its charter)

         Pennsylvania                                  23-2858652
---------------------------------              --------------------------
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                   identification number)

           515 Pennsylvania Avenue, Ft. Washington, Pennsylvania 19422
               (Address of Principal Executive Offices) (Zip Code)

                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

            Michael J. Barrist, President and Chief Executive Officer
                                 NCO Group, Inc
                             515 Pennsylvania Avenue
                       Ft. Washington, Pennsylvania 19422
                                 (215) 793-9300
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                          Copies of Communications To:

                            Francis E. Dehel, Esquire
                          Blank Rome Comisky & McCauley
                                One Logan Square
                        Philadelphia, Pennsylvania 19103
                                 (215) 569-5500
                               Fax: (215) 569-5555

                                              CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                                   Proposed           Proposed
                                                                    maximum            maximum           Amount of
         Title of securities                Amount to be        offering price        aggregate        registration
           to be registered                 registered(1)          per share       offering price           fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, no par value .........      2,000,000 shares           $27.88(2)       $55,760,000(2)        $13,940
=======================================================================================================================

(1) Plus such indeterminable number of shares as may be issued pursuant to certain anti-dilution provisions contained in the Plan.

(2) Pursuant to Rule 457(h), based upon the price at which stock options covered by this Registration Statement may be exercised and, in the case where such price is not known, upon the average of the high and low sale prices of the Common Stock, reported on the Nasdaq National Market on May 24, 2001.

Rule 429 Legend: The prospectus which will be used in connection with sale of the securities covered by this Registration Statement issued pursuant to the 1996 Stock Option Plan will also be used in connection with the sale of securities covered by (i) Registration Statement on Form S-8 (Registration No.333-42743) filed with the Commission on December 19, 1997, (ii) Registration Statement on Form S-8 (Registration No.333-62131) filed with the Commission on August 24, 1998, and (iii) Registration Statement on Form S-8 (Registration No. 333-87493) filed with the Commission on September 21, 1999.

         The purpose of this Registration Statement is to register an additional 2,000,000 shares of common stock for issuance pursuant to the Registrant's 1996 Stock Option Plan as a result of amendments to such Plan. Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-42743, filed with the Securities and Exchange Commission ("Commission") on December 19, 1997, are incorporated herein by reference.

Item 8.  Exhibits

         The following exhibits are filed as part of this Registration
         Statement.

         Exhibit No.                Description
         -----------                -----------

             5.1                    Opinion of Counsel regarding legality

            23.1                    Consent of Ernst & Young LLP

            23.2                    Consent of PricewaterhouseCoopers LLP

            23.3                    Consent of Reznick Fedder and Silverman

            23.4                    Consent of Arthur Andersen LLP

            23.5                    Consent of Counsel (included as part of
                                    Exhibit 5.1)

            24.1                    Power of Attorney (included on page 3)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ft. Washington, Pennsylvania, on the 25th day of May, 2001.

                                  NCO GROUP, INC.


                                  By: /s/ Michael J. Barrist
                                     ------------------------------------------
                                     Michael J. Barrist,
                                     Chairman of the Board, President and Chief
                                     Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


               SIGNATURE                                     TITLE(S)                                 DATE
----------------------------------------    --------------------------------------------     ---------------------

       /s/ Michael J. Barrist               Chairman of the Board, President and Chief             May 25, 2001
----------------------------------------    Executive Officer (principal executive
          Michael J. Barrist                officer)

         /s/ Steven L. Winokur              Executive Vice President of Finance, Chief             May 25, 2001
----------------------------------------    Financial Officer and Treasurer (principal
          Steven L. Winokur                 financial and accounting officer)

                                            Director                                               May 25, 2001
----------------------------------------
          William C. Dunkelberg

       /s/ Charles C. Piola, Jr.            Director                                               May 25, 2001
----------------------------------------
          Charles C. Piola, Jr.

        /s/ Leo J. Pound                    Director                                               May 25, 2001
----------------------------------------
          Leo J. Pound

        /s/ Eric S. Siegel                  Director                                               May 25, 2001
----------------------------------------
          Eric S. Siegel

        /s/ Allen F. Wise                   Director                                               May 25, 2001
----------------------------------------
          Allen F. Wise

        /s/ Stuart Wolf                     Director                                               May 25, 2001
----------------------------------------
          Stuart Wolf


                                      -3-